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                          SUBORDINATED PROMISSORY NOTE

$2,148,960.18                 Lafayette, Louisiana                  May 13, 2005

      For value received, OMNI ENERGY SERVICES CORP., a Louisiana corporation ("Borrower"), promises to pay to MANCHESTER SECURITIES CORP., a New York corporation ("Lender"), c/o Elliott Management Corporation, at 712 Fifth Avenue, New York, New York 10019, or at such other address as Lender shall from time to time specify in writing, the principal sum of TWO MILLION ONE HUNDRED FORTY-EIGHT THOUSAND NINE HUNDRED SIXTY AND 18/100 DOLLARS ($2,148,960.18), in legal and lawful money of the United States of America, with interest on the outstanding principal from the date advanced until paid at the rate set out below. Interest shall be computed on a per annum basis of a year of 365 days or 366 days in a leap year, as the case may be, and for the actual number of days elapsed.

      1. PAYMENT TERMS. Principal and interest shall be due and payable in quarterly payments of $203,204.80 each, payable on the thirteenth day of August, November, February, and May of each calendar year beginning August 13, 2005, and continuing regularly and quarterly thereafter until May 13, 2008, when the entire amount hereof, principal and interest then remaining unpaid, shall be then due and payable; interest being calculated on the unpaid principal each day principal is outstanding and all payments made credited to any collection costs and late charges, to the discharge of the interest accrued and to the reduction of the principal, in such order as Lender shall determine.

      2. INTEREST RATE. The unpaid principal balance of this Note shall bear interest prior to maturity (however such maturity is brought about) at a fixed rate of eight percent (8%) per annum.

      3. DEFAULT RATE. Unpaid principal and interest shall bear interest from date due until paid at (a) the highest rate permitted by applicable law, or (b) if no such maximum rate is established by applicable law, at the rate stated above plus five percent (5%) per annum.

      4. PREPAYMENT.

            (a) Borrower reserves the right to prepay, prior to maturity, all or any part of the principal of this Note without penalty. Any prepayments shall be applied first to accrued interest and then to principal. Borrower will provide written notice to the Lender of any such prepayment of all or any part of the principal at the time thereof. All payments and prepayments of principal or

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      interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address of Lender indicated above, or such other place as the Lender shall designate in writing to Borrower. All partial prepayments of principal shall be applied to the last installments payable in their inverse order of maturity.

            (b) In the event that the aggregate amount of Borrower's Indebtedness (as that term is defined in the Settlement Agreement and Mutual Release of even date herewith among Lender, Elliott Management Corporation, and Borrower exceeds $52,346,462 (the "Indebtedness Cap"), then within three (3) business days after receipt by Borrower of written notice from Lender of such occurrence, the Borrower shall pay, in full, all of the outstanding principal and accrued interest remaining on the Note. Borrower agrees to give prompt written notice to Lender when Borrower's Indebtedness exceeds the Indebtedness Cap.

      5. DEFAULT. It is expressly provided that:

            (a) upon default in the punctual payment of this Note or any part hereof, principal or interest, as the same shall become due and payable and such default continues for a period of five (5) days,

            (b) in the event of a default under the terms of any Senior Debt (as defined in Paragraph 8 below), which default is not cured within applicable time periods,

            (c) the Borrower shall default in the observance or performance in any material respect of any of the representations, warranties, covenants or agreements contained in the Settlement Agreement and Mutual Release of even date herewith among Borrower, Lender and Elliott Management Corporation, the 2005 Registration Rights Agreement of even date herewith among Borrower and Lender and the Voting Agreement of even date herewith between Lender and James C. Eckert, or

            (d) Borrower makes an assignment for the benefit of creditors, or becomes a party to a voluntary or involuntary proceeding under state law or under any chapter of the United States Bankruptcy Code and, in the case of an involuntary proceeding, such proceeding remains undismissed for a period of 60 days, then and in any such event, the Lender may, at its option, without further notice or demand, (i) declare the outstanding principal balance of and accrued but unpaid interest on this Note at once due and payable, (ii) pursue any and all other rights, remedies and

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recourses available to the Lender hereof, at law or in equity, or (iii) pursue any combination of the foregoing; and in the event default is made in the prompt payment of this Note when due or declared due, and the same is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through probate, bankruptcy or other judicial proceedings, then the Borrower agrees and promises to pay all costs of collection, including reasonable attorney's fees. In the alternative, in the event that Borrower has defaulted in any quarterly payment under this Note, and such default has not been cured within five (5) days, Lender may elect, by notice to the Borrower and the Escrow Agent (as defined below) to receive in the quarterly payment in shares of stock, based upon the formula set forth in Paragraph 8 below.

      6. WAIVER. Borrower, as well as all successors and legal representatives of said Borrower, shall be directly and primarily liable for the payment of all indebtedness hereunder. Except as specifically provided herein, Borrower expressly waives presentment and demand for payment, notice of default, notice of intent to accelerate maturity, notice of acceleration of maturity, protest, notice of protest, notice of dishonor, and all other notices and demands for which waiver is not prohibited by law, and diligence in the collection hereof; and agrees to all renewals, extensions, indulgences, partial payments, with or without notice, before or after maturity. No delay or omission of Lender in exercising any right hereunder shall be a waiver of such right or any other right under this Note.

      7. NO USURY INTENDED; USURY SAVINGS CLAUSE. In no event shall interest contracted for, charged or received hereunder, plus any other charges in connection herewith which constitute interest, exceed the maximum interest permitted by applicable law. The amounts of such interest or other charges previously paid to the Lender in excess of the amounts permitted by applicable law shall be applied by the Lender to reduce the principal of the indebtedness evidenced by the Note, or, at the option of the Lender, be refunded. To the extent permitted by applicable law, determination of the legal maximum amount of interest shall at all times be made by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan and indebtedness, all interest at any time contracted for, charged or received from the Borrower hereof in connection with the loan and indebtedness evidenced hereby, so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof.

      8. SUBORDINATION.

            (a) This Note shall be subordinate and junior in right of payment to all Senior Debt. As used in this Paragraph 8, "Senior Debt" shall mean and include all indebtedness, obligations and liabilities of the Borrower owed to (i) General

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      Electric Capital Corporation ("GECC") as described, and only to the extent provided, in the GECC Subordination Agreement; and (ii) Webster Business Credit Corporation ("Webster") as described, and only to the extent provided, in that certain Subordination and Intercreditor Agreement dated as of even date herewith, among Webster, Lender, and certain other creditors of Borrower.

            (b) In the event that the terms of the subordination agreements described in subparagraph (a) prohibit the cash payment to Lender of any regularly scheduled quarterly payment of principal and interest due hereunder as a result of a default by Borrower on the Senior Debt (other than a default arising from Borrower's failure to pay any amount due to GECC or Webster under the terms of such Senior Debt), Borrower shall be entitled to elect to issue shares ("Debt Service Shares") of its Common Stock, $.01 par value per share ("Common Stock"), to Lender in lieu of making such cash payment. In the event that Borrower elects to issue shares of Common Stock to Lender pursuant to this subparagraph (b), the number of shares of Common Stock to be issued shall be equal to the aggregate amount of the principal and interest to be paid to Lender divided by the applicable VWAP Formula (as defined below). In the event that Borrower elects to issue Debt Service Shares to Lender, Borrower shall notify Lender of such decision, in writing, on or before the due date of such payment.

            (c) For purposes of this Paragraph 8, the following terms shall have the meaning set forth below:

                  (i) "VWAP Formula" shall mean ("A") in the event that the
            issuance of stock, would otherwise violate Rule 4350(i) of the National Association of Securities Dealers, the average (the "VWAP Average") of the VWAP of a share of Common Stock for the five (5) Trading Days immediately preceding the date such payment was due to Lender or (B) in all other cases, ninety percent (90%) of the VWAP Average.

                  (ii) "Trading Day" means any day on which the Common Stock is purchased or sold on the principal securities exchange or market on which the Common Stock is then listed or traded.

                  (iii) "VWAP" on a Trading Day means the volume weighted
            average price of the Common Stock for such Trading Day as reported by Bloomberg Financial Markets or if Bloomberg Financial Markets has not been reporting such prices by a comparable reporting service of national reputation selected by Lender and reasonably satisfactory to the Borrower.

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            (d) In the event that the VWAP Formula used is the VWAP Average, then 10% of the amount of principal and interest to be paid to the Lender in the relevant paragraph shall be added to the principal balance of this Note.

      9. ESCROW AGREEMENTS; PAYMENT IN SHARES OF COMMON STOCK. Pursuant to the Escrow Agreement, Lender shall make notices to the escrow agent named therein to release certain shares of Common Stock escrowed thereunder for purposes of this Note, for payments in stock due and payable pursuant to Paragraphs 5 and 8 above. Provided, however, that in the event that Lender shall not have received the full amount of the applicable Common Stock payment as a result of Borrower's failure to perform its obligations under the Escrow Agreement, Borrower shall remain fully liable for such deficiency.

      10. NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing, and shall be deemed to be given or delivered when actually received by the party to whom directed, or, if earlier and regardless of whether actually received, upon deposit in a regularly maintained receptacle for the United States mail, registered or certified, postage fully prepaid, addressed to the party to whom directed at its address set forth below or at such other address as such party may have previously specified by notice actually received by the other party:

      If to Borrower:            OMNI Energy Services Corp.
                                 4500 NE Evangeline Thruway
                                 Carencro, LA  70520
                                 Attention:  G. Darcy Klug

      If to Lender:              Manchester Securities Corp.
                                 c/o Elliott Management Corporation
                                 712 Fifth Avenue
                                 New York, New York 10019
                                 Attention: Sundar Srinivasan

      11. GOVERNING LAW, VENUE. This Note is being executed and delivered, and is intended to be performed in the State of New York. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of New York shall govern the validity, construction, enforcement and interpretation of this Note.

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      12. CAPTIONS. The captions in this Note are inserted for convenience only and are not to be used to limit the terms herein.

                                         BORROWER:
                                         OMNI ENERGY SERVICES CORP.

                                         By: /s/ G. Darcy Klug
                                            -----------------------------------
                                             Name: G. Darcy Klug
                                             Title: Executive Vice President

THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATED IN THE MANNER AND TO THE EXTENT SET FORTH IN THOSE CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENTS (THE "SUBORDINATION AGREEMENTS") DATED AS OF MAY 13, 2005, AMONG THE "SUBORDINATED CREDITORS" DEFINED AND DESCRIBED THEREIN ("SUBORDINATED CREDITORS") AND GENERAL ELECTRIC CAPITAL CORPORATION, NOT INDIVIDUALLY, BUT AS AGENT FOR ITSELF AND CERTAIN OTHER FINANCIAL INSTITUTIONS IDENTIFIED THEREIN, AND WEBSTER BUSINESS CREDIT CORPORATION, RESPECTIVELY, AS SUCH SUBORDINATION AGREEMENTS MAY BE AMENDED, SUPPLEMENTED, MODIFIED, REPLACED OR REFINANCED.

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